Exhibit 99.1

Quest Resource Holding Reports Second Quarter 2018 Financial Results

THE COLONY, TX – August 14, 2018 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental reuse, recycling, and disposal services, today announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Revenue was $27.9 million compared with $41.4 million for the second quarter of 2017 and increased 13% sequentially from $24.7 million for the first quarter of 2018.
•	Gross profit was $4.4 million, flat in comparison with the second quarter of 2017, and increased 25% sequentially from $3.5 million for the first quarter of 2018.
•	Gross margin percentage was 15.9% of revenue, compared with 10.8% for the second quarter of 2017, an increase of 5.1 percentage points.
•	Operating expenses were $4.9 million, a decrease of $717,000, or 13%, compared with the second quarter of 2017.
•	Net loss was $539,000, a $712,000 improvement compared with the net loss for the second quarter of 2017 and a $774,000 improvement sequentially from the net loss for the first quarter of 2018.
•	Net loss per share improved $0.04 to $(0.04) compared with $(0.08) for the second quarter of 2017.
•	Adjusted EBITDA was $780,000, a 63% increase, compared with $478,000 for the second quarter of 2017, and a $665,000 improvement sequentially from the first quarter of 2018.

Key Recent Highlights

•

Multiple wins to expand relationships with existing customers – Quest recently expanded relationships with several customers in the automotive center service, retail, and industrial sectors, including adding locations, as well as services for additional waste streams.

•

Significant cash flow generation – For the six months ended June 30, 2018, Quest generated $2.1 million in cash flow from operations.  For the same period, Quest used $1.9 million to reduce borrowings on its long-term line of credit to $4.9 million.

"Our focus on the right business with the right customers in the right markets delivered sustainable improvements in profitability for the second quarter.  Second quarter financial results also illustrate the earnings leverage in our business, as 13% sequential growth in revenue generated 25% growth in gross profitability,” said S. Ray Hatch, President and Chief Executive Officer. “By demonstrating the value of our services, our existing customers are trusting us to do more to help them reach their sustainability goals. In addition, we have built a significant pipeline of new business that we expect will lead to significant incremental growth during the second half of the year. Based on the continuing ramp of business with existing customers, our expanding pipeline of new business, and the earnings leverage in our business, we believe that we are on target to reach $4 million in Adjusted EBITDA for 2018.”

Second Quarter 2018 Earnings Conference Call and Webcast

Quest will conduct a conference call on Tuesday, August 14, 2018, at 4:00 p.m. Central Time, to review the financial results for the second quarter ended June 30, 2018. Investors interested in participating on the live call can dial 1-800-289-0438 within the United States., or 1-323-794-2423 from abroad.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at www.qrhc.com. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Loss to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of reuse, recycling, and disposal services that enable our customers to achieve their environmental and sustainability goals and responsibilities.  Quest provides businesses across multiple industry sectors with single source solutions for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their operations.  Quest’s customers typically are multi-location businesses for which we create, implement, and manage customer-specific programs for the collection, processing, recycling, disposal, and tracking of waste streams and recyclables.  Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables Quest’s customers to achieve their environmental and sustainability goals and responsibilities. For more information, visit www.QRHC.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include our focus on the right business with the right customers in the right markets; our belief that by demonstrating the value of our services, our existing customers are trusting us to do more to help them reach their sustainability goals; our belief that we have built a significant pipeline of new business that we expect will lead to significant incremental growth during the second half of the year; and our expectation for EBITDA for 2018. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2017. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$27,929	$41,370	$52,625	$83,910
Cost of revenue	23,501	36,922	44,649	75,276
Gross profit	4,428	4,448	7,976	8,634
Selling, general, and administrative	3,879	4,582	7,631	9,562
Depreciation and amortization	982	996	1,966	1,997
Total operating expenses	4,861	5,578	9,597	11,559
Operating loss	(433)	(1,130)	(1,621)	(2,925)
Interest expense	(106)	(121)	(230)	(235)
Income tax expense	—	—	—	—
Net loss	$(539)	$(1,251)	$(1,851)	$(3,160)
Net loss applicable to common stockholders	$(539)	$(1,251)	$(1,851)	$(3,160)
Net loss per common share:
Basic and diluted	$(0.04)	$(0.08)	$(0.12)	$(0.21)

Weighted average number of common shares outstanding:
Basic and diluted	15,308	15,276	15,305	15,274

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(539)	$(1,251)	$(1,851)	$(3,160)
Depreciation and amortization	1,027	1,038	2,057	2,080
Interest expense	106	121	230	235
Stock-based compensation expense	183	570	407	1,184
Other adjustments	3	—	51	244
Income tax expense	—	—	—	—
Adjusted EBITDA	$780	$478	$894	$583

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,081	$1,055
Accounts receivable, less allowance for doubtful accounts of $562 and $699 as of June 30, 2018 and December 31, 2017, respectively	17,878	16,264
Prepaid expenses and other current assets	1,788	1,508
Total current assets	20,747	18,827

Goodwill	58,209	58,337
Intangible assets, net	3,166	5,032
Property and equipment, net, and other assets	1,146	1,320
Total assets	$83,268	$83,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,494	$14,254
Deferred revenue and other current liabilities	126	329
Total current liabilities	17,620	14,583

Revolving credit facility, net	4,924	6,763
Other long-term liabilities	2	22
Total liabilities	22,546	21,368

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of June 30,2018 and December 31, 2017	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,313 and 15,302 shares issued and outstanding as of June 30, 2018 and December 31, 2017	15	15
Additional paid-in capital	159,293	158,868
Accumulated deficit	(98,586)	(96,735)
Total stockholders’ equity	60,722	62,148
Total liabilities and stockholders’ equity	$83,268	$83,516

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